                                                                   EXHIBIT 10.24


                                LEASE AGREEMENT

                                    BETWEEN



                    WMP II REAL ESTATE LIMITED PARTNERSHIP,
                         A DELAWARE LIMITED PARTNERSHIP


                                  AS LANDLORD



                                      AND



                                  BEYOND.COM,
                             A DELAWARE CORPORATION



                                   AS TENANT


                             DATED AUGUST 27, 1999





                                   PROPERTY:


                            3200 PATRICK HENRY DRIVE
                         SANTA CLARA, CALIFORNIA 95054

                            BASIC LEASE INFORMATION


LEASE DATE:              August 27, 1999

TENANT:                  BEYOND.COM, a Delaware corporation

LANDLORD:                WMP II REAL ESTATE LIMITED PARTNERSHIP, a Delaware
                         limited partnership

PREMISES:                Approximately 104,540 rentable square feet located in
                         the building (the "BUILDING") whose street address is 3200 Patrick Henry Drive, Santa Clara, California
                         95054. The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the "LAND") is described on Exhibit B. The term "Building" includes the Land and the Building, together with all driveways, parking facilities, and similar improvements thereon. The term
                         "PREMISES" includes the Land and the Building.

TERM: Approximately sixty (60) months, commencing on October 22, 1999 (the "COMMENCEMENT DATE") and ending at 5:00 p.m. on the last day of the sixtieth full calendar month following the Commencement Date (the "TERM," which definition shall include all renewals of the initial Term), subject to adjustment and earlier termination as provided in the Lease.

OPTION:                  Two (2) options for sixty (60) months each

BASIC RENT:              Basic Rent shall be the following amounts for the
                         following periods of time:

                         LEASE MONTH              MONTHLY BASIC RENT
                         ------------             ------------------
                         Months  1-12             $172,491.00
                         Months 13-24             $179,808.80
                         Months 25-36             $185,035.80
                         Months 37-48             $190,262.80
                         Months 49-60             $197,580.60

                         As used herein, the term "LEASE MONTH" shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

SECURITY DEPOSIT:        $197,580.60; in addition thereto, Tenant shall provide
                         a Letter of Credit in the amount of $1,034,946.00, as set forth in Section 6.2.

RENT: Basic Rent, Tenant's Proportionate Share of Taxes, Tenant's share of Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be
                                        required to pay under the Lease.

PERMITTED USE:                          General office use, research and development,
                                        marketing, sales, assembly, distribution, light
                                        manufacturing and warehousing, and, subject to this
                                        Lease, all other legally permitted uses.

TENANT'S PROPORTIONATE SHARE:           100%, which is the percentage obtained by dividing
                                        the 104,500 rentable square feet in the Premises by
                                        the 104,500 rentable square feet in the Building.
                                        Landlord and Tenant stipulate that the number of
                                        rentable square feet in the Premises and the Building
                                        set forth above shall be binding upon them.

INITIAL LIABILITY INSURANCE AMOUNT:     $3,000,000.00

MAXIMUM TENANT IMPROVEMENT ALLOWANCE:   N/A; See Exhibit D

GUARANTOR:                              None

TENANT'S ADDRESS:

     Following Commencement Date:
     beyond.com
     3200 Patrick Henry Drive
     Santa Clara, California 95054
     Attn: Mr. Garry Stauber
     Facsimile: _____________

LANDLORD'S ADDRESS:

For All Notices:                             With A Copy To:
WMP II Real Estate Limited Partnership       WMP II Real Estate Limited Partnership
c/o Archon Group                             c/o Insignia Commercial
Two California Plaza                         160 W. Santa Clara Street, Suite 1350
350 South Grand Avenue, 46th Floor           San Jose, California 95113-1735
Los Angeles, California 90071                Attn: Tod Rudee
Attn: Nancy M. Haag                          Facsimile: (408) 288-2909
Facsimile: (213) 633-5870

For Rent Payments:
WMP II Real Estate Limited Partnership
c/o Insignia Commercial
160 W. Santa Clara Street, Suite 1350
San Jose, California 95113-1735
Attn: Tod Rudee

THE FOREGOING BASIC LEASE INFORMATION IS INCORPORATED INTO AND MADE A PART OF THE LEASE IDENTIFIED ABOVE. IF ANY CONFLICT EXISTS BETWEEN ANY BASIC LEASE INFORMATION AND THE LEASE, THEN THE LEASE SHALL CONTROL.

LANDLORD:                                 WMP II REAL ESTATE LIMITED
                                          PARTNERSHIP, a Delaware limited
                                          partnership

                                          By:  WMP II GEN-PAR, INC., a Delaware
                                               corporation, its general partner


                                          By: /s/ NANCY M. HAAG
                                             ----------------------------------
                                          Name:   Nancy M. Haag
                                          Title:  Assistant Vice President


TENANT:                                   BEYOND.COM, a Delaware corporation


                                          By: /s/ GARRY STAUBER
                                             ----------------------------------
                                          Name:   Garry Stauber
                                          Title:  Human Resources Director


                                          By: /s/ MICHAEL J. PRAISNER
                                             ----------------------------------
                                          Name:   Michael J. Praisner
                                          Title:  CFO

                               TABLE OF CONTENTS

                                                                            PAGE
BASIC LEASE INFORMATION........................................................i
     1.  DEFINITIONS AND BASIC PROVISIONS......................................1
     2.  LEASE GRANT...........................................................1
     3.  TERM AND CONSTRUCTION.................................................1
         3.1  LEASE TERM.......................................................1
         3.3  LANDLORD'S CONSTRUCTION OBLIGATION...............................1
     4.  RENT..................................................................1
         4.1  PAYMENT..........................................................1
         4.2  OPERATING COSTS..................................................2
         4.3  TENANT'S INSPECTION RIGHT........................................3
     5.  DELINQUENT PAYMENT; HANDLING CHARGES..................................4
     6.  SECURITY..............................................................4
         6.1  SECURITY DEPOSIT.................................................4
         6.2  LETTER OF CREDIT.................................................4
     7.  LANDLORD'S MAINTENANCE OBLIGATIONS....................................5
         7.1  LANDLORD'S OBLIGATIONS...........................................5
         7.3  LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS.................7
     8.  IMPROVEMENTS; ALTERATIONS; REPAIRS; TENANT'S MAINTENANCE; UTILITIES...7
         8.1  IMPROVEMENTS; ALTERATIONS........................................7
         8.2  REPAIRS; MAINTENANCE.............................................7
         8.3  PERFORMANCE OF WORK..............................................8
         8.4  MECHANIC'S LIENS.................................................8
         8.5  UTILITIES........................................................8
     9.  USE...................................................................8
     10. ASSIGNMENT AND SUBLETTING.............................................8
         10.1  TRANSFERS.......................................................8
         10.2  CONSENT STANDARDS...............................................9
         10.3  REQUESTS FOR CONSENT............................................9
         10.4  CONDITIONS TO CONSENT...........................................9
         10.5  CANCELLATION....................................................9
         10.6  ADDITIONAL COMPENSATION.........................................9
         10.7  PERMITTED TRANSFERS............................................10
     11. INSURANCE: WAIVERS; SUBROGATION; INDEMNITY...........................10
         11.1  INSURANCE......................................................10
         11.2  WAIVER OF NEGLIGENCE; NO SUBROGATION...........................10
         11.3  INDEMNITY......................................................11
     12. SUBORDINATION ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE.............11
         12.1  SUBORDINATION..................................................11
         12.2  ATTORNMENT.....................................................11
         12.3  NOTICE TO LANDLORD'S MORTGAGE..................................12
         12.4  LANDLORD'S MORTGAGEE'S PROTECTION PROVISIONS...................12
     13. RULES AND REGULATIONS................................................12
     14. CONDEMNATION.........................................................12
         14.1  TOTAL TAKING...................................................12
         14.2  PARTIAL TAKING-TENANT'S RIGHTS.................................12
         14.3  PARTIAL TAKING-LANDLORD'S RIGHTS...............................12
         14.4  AWARD..........................................................13
     15. FIRE OR OTHER CASUALTY...............................................13
         15.1  REPAIR ESTIMATE................................................13
         15.2  TENANT'S TERMINATION OPTION....................................13
         15.3  LANDLORD'S TERMINATION OPTION..................................13
         15.4  REPAIR OBLIGATION..............................................13
         15.5  ABATEMENT OF RENT..............................................13

     16. PERSONAL PROPERTY TAXES..............................................13
     17. EVENTS OF DEFAULT....................................................14
     18. REMEDIES.............................................................14
         18.1  TERMINATION....................................................14
         18.2  ENFORCEMENT OF LEASE...........................................15
         18.3  SUBLESSEES OF TENANT...........................................15
         18.4  EFFORTS TO RELET...............................................15
     19. PAYMENT BY TENANT; NON-WAIVER........................................15
         19.1  PAYMENT BY TENANT..............................................15
         10.1  NO WAIVER......................................................16
     20. [INTENTIONALLY DELETED]..............................................16
     21. SURRENDER OF PREMISES................................................16
     22. HOLDING OVER.........................................................16
     23. CERTAIN RIGHTS RESERVED BY LANDLORD..................................16
     24. [INTENTIONALLY DELETED]..............................................17
     25. MISCELLANEOUS........................................................17
         25.1  LANDLORD TRANSFER..............................................17
         25.2  LANDLORD'S LIABILITY...........................................17
         25.3  FORCE MAJEURE..................................................17
         25.4  BROKERAGE......................................................17
         25.5  ESTOPPEL CERTIFICATES..........................................17
         25.6  NOTICES........................................................18
         25.7  SEPARABILITY...................................................18
         25.8  AMENDMENTS; AND BINDING EFFECT.................................18
         25.9  QUIET ENJOYMENT................................................18
         25.10 NO MERGER......................................................18
         25.11 NO OFFER.......................................................18
         25.12 ENTIRE AGREEMENT...............................................18
         25.13 WAIVER OF JURY TRIAL...........................................18
         25.14 GOVERNING LAW..................................................18
         25.15 JOINT AND SEVERAL LIABILITY....................................19
         25.16 FINANCIAL REPORTS..............................................19
         25.17 LANDLORD'S FEES................................................19
         25.18 ATTORNEY FEES..................................................19
         25.19 TELECOMMUNICATIONS.............................................19
         25.20 CONFIDENTIALITY................................................19
         25.21 HAZARDOUS MATERIALS............................................20
         25.22 SIGNAGE........................................................20
         25.23 PARKING........................................................20
         25.26 LIST OF EXHIBITS...............................................20
     26. EXTENSION OPTION.....................................................21
         26.1  GRANT OF OPTION................................................21
         26.2  BASIC RENT.....................................................21
         26.3  TERMINATION OF OPTION..........................................22


TABLE OF EXHIBITS
     EXHIBIT A      Outline of Premises
     EXHIBIT A-1    Building
     EXHIBIT B      Description of Land
     EXHIBIT C      Building Rules and Regulations
     EXHIBIT D      Work Letter Agreement
     EXHIBIT D-1    Space Plans
     EXHIBIT E      Amendment No.1
     EXHIBIT F      Form of Tenant Estoppel Certificate

                             LIST OF DEFINED TERMS

Additional Rent ...............................................................2
Affiliate .....................................................................1
Basic Lease Information .......................................................1
Building ......................................................................i
Building's Structure...........................................................5
Casualty .....................................................................13
Commencement Date .............................................................i
Damage Notice ................................................................13
Event of Default .............................................................14
GAAP .........................................................................10
Hazardous Materials ..........................................................20
Including .....................................................................1
Land ..........................................................................i
Landlord ......................................................................1
Landlord's Mortgagee .........................................................11
Law ...........................................................................1
Laws ..........................................................................1
Lease .........................................................................1
Lease Month ...................................................................i
Loss .........................................................................11
Maximum Letter of Credit Amount ...............................................4
Operating Costs ...............................................................2
Operating Costs and Tax Statement .............................................3
Parking Area .................................................................20
Permitted Use .................................................................8
Rent ..........................................................................1
Security Deposit ..............................................................4
Taking .......................................................................12
Tangible Net Worth ...........................................................10
Taxes .........................................................................3
Tenant .....................................................................1,14
Tenant Party ..................................................................1
Term ..........................................................................i
Transfer ......................................................................9

                                     LEASE

     THIS LEASE AGREEMENT (this "LEASE") is entered into as of August 27, 1999, by and between WMP II REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("LANDLORD"), and beyond.com, a Delaware corporation ("TENANT").

     1. DEFINITIONS AND BASIC PROVISIONS. The definitions and basic provisions set forth in the Basic Lease Information (the "BASIC LEASE INFORMATION") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: "LAWS" means all federal, state, and local laws, rules and regulations, all court orders, governmental directives, and governmental orders, and all restrictive covenants affecting the Property, and "LAW" shall mean any of the foregoing; "AFFILIATE" means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; "TENANT PARTY" means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees; and "INCLUDING" means including, without limitation.

     2. LEASE GRANT. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

     3.  TERM AND CONSTRUCTION.

          3.1 LEASE TERM. The term of this Lease shall commence on the Commencement Date. If the Premises are not ready for occupancy by Tenant on the Commencement Date, then (1) Tenant's obligation to pay Basic Rent, Additional Rent (as defined in Section 4.2) and Taxes shall be waived until Landlord tenders possession of the Premises to Tenant and obtains any required certificate of occupancy from the appropriate governmental authority, (2) the Term shall be extended by the time between the scheduled Commencement Date and the date on which Landlord tenders possession of the Premises to Tenant, (3) Landlord shall not be in default hereunder or be liable for damages therefor, and (4) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. Notwithstanding the foregoing, if Landlord fails to tender possession of the Premises to Tenant within one hundred twenty (120) days after the scheduled Commencement Date, and if such failure to tender possession of the Premises is not caused by a Tenant Party, then Tenant may, as its exclusive remedy therefor, terminate this Lease by delivering written notice thereof before Landlord tenders possession of the Premises to Tenant; however, any such notice must be delivered to Landlord before the earlier of
(A) one hundred twenty (120) days after the scheduled Commencement Date, or (B) the date on which Landlord tenders possession of the Premises to Tenant.

          3.2 EARLY OCCUPANCY. Tenant shall have the right to enter the Premises on October 1, 1999 prior to the Commencement Date ("Early Occupancy Period") to prepare the Premises for occupancy. Tenant's entry onto the Premises during the Early Occupancy Period shall be pursuant to all the terms and conditions of this Lease other than the obligation to pay Rent.

          3.3 LANDLORD'S CONSTRUCTION OBLIGATION. Landlord's obligation to construct improvements in the Premises for Tenant's occupancy shall be limited to those obligations, if any, specifically set forth in Exhibit D hereto. Landlord shall construct all such improvements in accordance with all applicable Laws.

     4.   RENT.

          4.1 PAYMENT. Tenant shall timely pay to Landlord Basic Rent and all additional sums to be paid by Tenant to Landlord under this Lease
(collectively, the "RENT"), without deduction or set-off, at Landlord's address provided for in this Lease or as otherwise specified by Landlord. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month from and after the Commencement Date, and shall be due on the Commencement Date.

          4.2  OPERATING COSTS.

               4.2.1 Tenant shall pay, as "ADDITIONAL RENT," its Proportionate Share of Operating Costs (defined below). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

               4.2.2 The term "OPERATING COSTS" shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Building, determined in accordance with sound accounting principles consistently applied, including, but not limited to, the following costs: (A) wages and salaries (including management fees) of all employees engaged in the operation, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building; (C) costs for improvements made to the Building which, although capital in nature, are expected to reduce the normal operating costs of the Building, as well as capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in accordance with generally accepted accounting principles, to the extent applicable; (D) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Building's tenants other than pursuant to a provision similar to this Section 4.2; (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Building (including the replacement of the roof covering, the cost of which shall be amortized over the useful life of the roof covering as set forth in 4.2.2(c) above, but excluding repairs, replacements and general maintenance of the Building's Structure as defined in Section 7.1); and (G) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window cleaning, and elevator maintenance).

     Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in Section 4.2.2(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Building tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (viii) Taxes (defined below), (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (x) Landlord's entity and internal expenses related to ownership of the Premises; and (xi) any and all costs of Landlord in complying with Laws regarding Hazardous Materials including, but not limited to, the costs and expenses of clean-up, remediation, environmental surveys/assessments, compliance with environmental Laws, consulting fees, treatment and monitoring charges, transportation expenses and disposal fees, except if such costs are a result of Tenant's use of or activities in or on the Building.

                  4.2.3 Tenant shall also pay its Proportionate Share of the Taxes for each year and partial year falling within the Term, in the same manner as provided above for Additional Rent with regard to Operating Costs. "TAXES" shall mean taxes, assessments , and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), excluding, however, penalties and interest thereon for late payment and federal and state taxes on income (if the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Building. At Tenant's sole cost, and upon written notice to Landlord, Tenant may contest taxes allocable to the Term and actually paid for by Tenant, which are imposed by governmental authorities on the Premises. Tenant shall receive its Proportionate Share of any tax reduction so obtained.

                  4.2.4 By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year and of the Taxes for the previous year (the "OPERATING COSTS AND TAX STATEMENT"). If the Operating Costs and Tax Statement reveals that Tenant paid more for Operating Costs than the actual amount for the year for which such statement was prepared, or more than its actual share of Taxes for such year, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant paid less than Tenant's actual Proportionate Share of Additional Rent or share of Taxes due, then Tenant shall promptly pay Landlord such deficiency.

            4.3 TENANT'S INSPECTION RIGHT. After giving Landlord thirty (30) days prior written notice thereof, Tenant may reasonably inspect or audit Landlord's records relating to Operating Costs and Taxes for any periods of time within one (1) year before the audit or inspection; however, no audit or inspection shall extend to periods of time before the Commencement Date. If Tenant fails to object to the calculation of Operating Costs and Taxes on an annual Operating Costs and Tax Statement within one hundred eighty (180) days after the statement has been delivered to Tenant, then Tenant shall have waived its right to object to the calculation of Operating Costs and Taxes for the year in question and the calculation of Operating Costs and Taxes set forth on such statement shall be final. Tenant's audit or inspection shall be conducted only during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection unless the total Operating Costs and Taxes for the time period in question is determined to be in error by more than five percent (5%) in the aggregate, in which case Landlord shall pay the audit cost. Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. If such inspection or audit reveals that an error was made in the Operating Costs and Taxes previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within thirty (30) days after notification thereof. Provided Landlord's accounting for Operating Costs and Taxes is consistent with the terms of this Agreement, Landlord's good faith judgment regarding the proper interpretation of this Agreement and the proper accounting for Operating Costs and Taxes shall be binding on Tenant in connection with any such audit or inspection. Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (A) reasonably acceptable to Landlord, (B) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and (C) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential.

     5. DELINQUENT PAYMENT; HANDLING CHARGES. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of ten percent (10%) per annum or the maximum lawful rate of interest; additionally, Landlord may charge Tenant a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

     6.   SECURITY.

          6.1 SECURITY DEPOSIT. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined in Section 17). Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within thirty (30) days after the Term ends, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant's obligations. The Security deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

          6.2 LETTER OF CREDIT. In addition to the Security Deposit referenced above, concurrently with the execution of this Lease, Tenant shall deliver to Landlord an irrevocable letter of credit as hereinafter described (the "Letter of Credit"). The Letter of Credit shall (i) be an irrevocable standby letter of credit, (ii) be issued by a reputable bank reasonably approved by Landlord,
(iii) name Landlord as beneficiary, (iv) be payable on sight draft accompanied only by Landlord's statement that it is entitled to payment thereon because an Event of Default under this Lease has occurred, (v) be for an initial term of at least twelve (12) months and, subject to the terms set forth below, shall be renewed thereafter no later than thirty (30) days prior to any expiration date thereof so that the Letter of Credit remains in effect during the entire period ending thirty (30) days after the expiration of the initial Term and any renewal term of this Lease, (vi) assure payment in the total amount of $1,034,946.00 (subject to Section 6.2.2 below), and (vii) be otherwise in form reasonably acceptable to Landlord. If Tenant fails timely to renew its Letter of Credit, then Landlord shall have the right to draw thereon, and retain the amounts so drawn as the Security Deposit. The following provisions shall govern the parties' rights and obligations with respect to the Letter of Credit.

               6.2.1 Landlord shall be entitled to recourse against the Letter of Credit to recover any loss or damage it may suffer as a result of any Event of Default by Tenant under this Lease. Partial and multiple draws shall be permitted under the Letter of Credit.

               6.2.2 Provided a monetary Event of Default has not occurred during the twelve (12) month period prior to the reduction, Landlord shall reduce the required amount of the Letter of Credit as follows:

          LEASE MONTH                        LETTER OF CREDIT AMOUNT
          -----------                        -----------------------

          1-12                               $1,034,946.00
          13-24                              $776,209.50
          25-36                              $517,473.00
          37-48                              $344,982.00
          49-60                              $172,491.00
          60-end of Term as extended
               per Section 26                $0.00

Subject to the above, Tenant's failure to keep the Letter of Credit in effect during the entire initial Term of the Lease, or Tenant's failure to furnish written evidence to Landlord of the yearly renewal of the Letter of Credit, shall be an Event of Default hereunder.

               6.2.3 Tenant shall pay, as Additional Rent under this Lease, any and all costs or fees charged in connection with the Letter of Credit that arise due to: (i) Landlord's sale or transfer of all or a portion of the Building; or (ii) the addition, deletion or modification of any beneficiaries under the Letter of Credit.

     7.   LANDLORD'S MAINTENANCE OBLIGATIONS.

          7.1 LANDLORD'S OBLIGATIONS. Subject to reimbursement to the extent allowed pursuant to Section 4.2, and except as expressly provided in this
Section 7.1 and in Section 7.2, Landlord shall repair and replace the Building's structural elements (including, without limitation, the structural portion of the roof, the foundation and the structural members of exterior walls) (the "BUILDING'S STRUCTURE"); Landlord shall not be responsible (1) for any such work until Tenant notifies Landlord of the need therefor in writing, or (2) for alterations to the Building's Structure required by applicable Law because of Tenant's use of the Premises (which alterations shall be Tenant's responsibility). The Building's Structure does not include skylights, windows, glass or plate glass, doors, special fronts, or office entries, all of which shall be maintained by Tenant. Tenant shall be entitled to any manufacturer warranties applicable to the Work constructed pursuant to Exhibit D for the Term of this Lease. Subject to Section 25.22, Tenant may erect one (1) exterior sign on the Building and one (1) monument sign, each in a location designated by Landlord, at Tenant's sole cost, provided such exterior sign complies with all applicable Laws. Landlord's liability for any defects, repairs, replacement or maintenance for which Landlord is specifically responsible for under this Lease shall be limited to the cost of performing the work. Landlord shall deliver the Premises to Tenant with all Building systems, including roof, plumbing, HVAC, sprinklers, electrical (panels and outlets), doors (personnel and shipping), lighting, ceiling tiles, and window coverings, in good working order and condition. Landlord hereby warrants that all such Building systems and the Premises shall be in good working order and condition for the first sixty (60) days of the Term and shall, upon receipt of written notice from Tenant outlining a problem with the condition of such Building systems or the Premises (which problem is not caused by Tenant's use or occupancy of the Premises), promptly remedy same at its sole cost and expense. The cost of any such repairs made during the above sixty (60) day period shall not be included in Operating Costs.

          7.2 LANDLORD'S HVAC OBLIGATIONS. The Premises are serviced by multiple HVAC units located on the roof of the Building (the "HVAC Units"). According to the Inspection Report prepared by Air Systems and dated August 3, 1999 (the "Report"), a number of the Units are over twenty years old. A prior occupant of the Premises may have installed new Units, but the Report does not indicate whether any such Units were in addition to, or were replacements of, the older Units. In any event, the Report identifies repair work (including replacement of components of existing Units) that Air Systems recommends in order to maximize the efficiency and life of HVAC Units. In recognition of the concerns that Tenant has expressed regarding the condition of the HVAC Units, Landlord and Tenant have agreed (i) that Landlord will, prior to the Commencement Date, perform initial servicing and repair of the HVAC Units and will replace certain other HVAC Units, and (ii) to apportion the responsibility for, and cost of, the replacement and repair of HVAC Units after the Commencement Date, all as set out in this Section 7.2. Therefore, notwithstanding any other provision in this Lease (including, without limitation, any provision of Section 7.1 or 8.2) responsibility for repair, maintenance and replacement of the HVAC Units is apportioned as follows:

               7.2.1 INITIAL REPAIR AND SERVICING. Prior to the Commencement Date, Landlord, at its sole cost and expense, will complete all work recommended in the Report. However, if upon completion of the work recommended in the Report, any HVAC Unit fails to operate properly, as reasonably determined by Landlord and Aircom Mechanical, Inc., or Landlord's designated HVAC vendor ("Aircom"), then Landlord, at its sole cost and expense, shall perform additional work or replace the Unit in order to provide a properly functioning Unit. Prior to the Commencement Date, Landlord and Tenant, and/or their representatives, shall inspect the completed work and operate the Building HVAC system to determine whether Landlord has met its obligation under this Section 7.2.1.

               7.2.2 REPLACEMENT OF 13 EXISTING HVAC UNITS. Prior to the Commencement Date, Landlord, at its sole cost and expense, will replace thirteen HVAC Units. The HVAC Units to be replaced are the Units referred to in the Report as 8, 9, 10, 13, 14, 18, 21, 22, 24, 25, 27, 28 and 29.

               7.2.3 UNIT REPLACEMENT WITHIN FIRST TWELVE MONTHS OF THE TERM. During the first Lease Year of the Term, if any HVAC Unit fails to function properly, Landlord will, at its sole cost and expense, replace the Unit if it is at the "end of its useful life." For purposes of this Section 7.2.3, an HVAC Unit shall be deemed to be at the "end of its useful life" (i) if the Unit is more than 15 years old, if its compressor and/or heat exchanger needs repair or replacement, as determined by Aircom, or (ii) if the Unit is fewer than 15 years old, if Aircom and Landlord reasonably determine that pursuant to custom and practice in Santa Clara County for similar Units on similar buildings, replacement of the Unit is preferable (considering utility and estimated cost and frequency of repair) to repair of the Unit. If Aircom, or Aircom and Landlord, as the case may be, determine that a Unit does not require replacement under the terms of this Section 7.2.3, promptly after the decision is made Landlord shall provide Tenant written notice of the decision, which notice shall contain the basis upon which the decision was made. If Air Systems, or any other HVAC contractor selected by Tenant, disagrees with the decision, Tenant shall notify Landlord in writing, stating the basis of the disagreement. If Landlord and Tenant cannot agree, within five days after Tenant notifies Landlord of Tenant's disagreement, on whether the Unit should be repaired or replaced, the, Aircom and Tenant's HVAC contractor promptly shall select a third licensed reputable HVAC contractor to determine whether the Unit shall be repaired or replaced. The decision of the third contractor shall be binding on both Landlord and tenant. If Aircom and Tenant's HVAC contractor cannot agree on a third contractor, then each of Aircom and Tenant's contractor shall write the name of a licensed, reputable HVAC contractor on a piece of paper. The two pieces of paper shall be folded and placed in a container. In the presence of a representative of both Landlord and Tenant, the Landlord's representative, without knowing which party has prepared each paper or which name is on each piece of paper, shall select one of the pieces of paper. The contractor named on the selected paper shall be the third contractor.

               7.2.4 LANDLORD'S CONTRIBUTION TO MAINTENANCE AND REPAIR. During the initial Term only, in addition to any other obligations hereunder, Landlord shall pay the first twenty thousand dollars ($20,000.00) of cost, if any, incurred during each Lease Year (as defined below) with regard to the repair (including replacement of components thereof) of HVAC Units. Landlord's obligation shall not apply to Tenant's responsibility for the basic maintenance HVAC contract, but will apply to any additional costs, over and above the basic contract fee. If the cost to repair HVAC Units during any Lease Year is less than twenty thousand dollars, the unexpended sum for such Year shall be added to the annual twenty thousand dollars available for the next following Lease Year, with any unexpended sums cumulated from Year to Year during the Term until expended or until the Term expires. The Landlord's contributions made pursuant to this Section 7.2.4 shall be excluded from the definition of Operating Costs and shall be borne by Landlord without reimbursement by Tenant. A "Lease Year" shall be the period commencing on the same day of the month in which the Commencement Date occurs and terminating on the day before the next anniversary of that date. For example, if the Commencement Date is October 22, 1999, then the first Lease Year shall be the period from October 22, 1999 through and including October 21, 2000, the second Lease Year shall be the period from October 22, 2000 through and including October 21, 2001, and so forth.

               7.2.5 TENANT'S CONTRIBUTION TO MAINTENANCE AND REPAIR. Tenant shall pay all costs of maintenance and repair of HVAC Units, expect as provided in Sections 7.2.1 and 7.2.4.

               7.2.6 REPLACEMENT OF HVAC UNITS. Except as provided in Sections 7.2.1, 7.2.2 and 7.2.3, the costs incurred by Landlord each Lease Year for repair or replacement of the HVAC Units that exceed the $20,000.00 amount contributed by Landlord (as such amount may be increased by accumulations from past Years) for such Lease Year, shall be amortized over the useful economic life of such improvements, at an interest rate equal to eleven percent (11%), and the amortized cost shall be included in the definition of Operating Costs during the Lease Year that the cost is incurred by Landlord.

               7.2.7 TIME FOR REPLACEMENT/SUBSTITUTE HVAC SERVICES. As material consideration to Tenant executing this Lease, Landlord agrees that it will complete replacement of any HVAC Unit that is required (as reasonably determined by Aircom) to be replaced hereunder within one (1) to two (2) business days from receipt of notice that the Unit must be replaced. If required to maintain the comfort of occupants of the Building until the replacement is completed, Landlord, at its sole cost and expense, will provide either "move and cool" (temporary HVAC system) service, or alternative ducting to the affected Premises area in order to maintain comfortable temperature and ventilation. Time shall be of the essence respecting Landlord's obligations under this Section 7.2.7.

               7.2.8 OPERATING COSTS EXCLUSION. All sums referenced in Sections 7.2.1, 7.2.2, 7.2.3 as being paid by Landlord "at its sole cost and expense" shall be excluded from the definition of Operating Costs and shall be borne by Landlord without reimbursement by Tenant.

               7.3 LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS. Upon prior written notice to Tenant (except in the event of real or apparent emergency, in which event no notice shall be required), Landlord may perform Tenant's maintenance, repair, and replacement obligations and any other items that are Tenant's obligation pursuant to Section 8. Tenant shall reimburse Landlord for the reasonable cost incurred in so doing within ten (10) days after being invoiced therefore.

          8.   IMPROVEMENTS; ALTERNATIONS; REPAIRS; TENANT'S MAINTENANCE;
UTILITIES.

               8.1 IMPROVEMENTS; ALTERATIONS. Except as otherwise provided in Exhibit D attached hereto, improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would affect the Building's Structure or its HVAC, plumbing, electrical, or mechanical systems. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Building or of any common areas of the Building. All alterations, additions, or improvements made in or upon the Premises shall, at Landlord's option, shall either be removed by Tenant prior to the end of the Term (and Tenant shall repair all damage caused thereby) (exercised by notice to Tenant given (i) at the time Tenant requests consent to such alterations, additions or improvements, or (ii) at any time if consent to such alterations, additions or improvements was required but not obtained), or shall remain on the Premises at the end of the Term without compensation to Tenant. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all laws; Landlord's approval of the plans and specifications therefor shall not be a representation by Landlord that such alterations, additions, or improvements comply with any Law. Notwithstanding anything to the contrary set forth in this
Section 8.1, although fifteen (15) days advance written notice to Landlord is required, Landlord's consent shall not be required for any alterations, improvements or physical additions proposed by Tenant that (a) will cost less than Ten Thousand Dollars ($10,000.00) per year over the Lease term to construct, (b) are non-structural and do not affect the Building's Structure or its HVAC, plumbing, telecommunications, elevator, life-safety, electrical, mechanical or other basic systems or require a building permit, (c) will not result in changes to the Premises or Building that are visible from the outside of the Building, and (d) Tenant removes same from the Premises at the end of the Term if then requested by Landlord.

          8.2 REPAIRS; MAINTENANCE. Tenant shall maintain all parts of the Premises in a good condition and promptly make all necessary repairs and replacements to the Premises, excepting only (i) that work which Landlord is expressly responsible for pursuant to Section 7.1, (ii) repair under condemnation of the Premises under Section 14, or (iii) fire or other Casualty damage to the Premises under Section 15. Tenant shall maintain the parking areas, driveways, alleys and grounds surrounding the Premises in a clean and sanitary condition, consistent with the operation of a first-class research and development building, including maintenance, repair, and replacement of the exterior of the Building (including painting), sprinkler systems and sewage lines, and any items normally associated with the foregoing. Tenant shall maintain the HVAC, plumbing, electrical, and mechanical systems in the Premises in good repair and condition in accordance with applicable law and the equipment manufacturer's suggested service programs. Tenant shall maintain during the Term of the Lease and any extension thereof, a regular full service air conditioning maintenance contract with a qualified air conditioning contractor reasonably acceptable to Landlord. Tenant shall at all times furnish Landlord with a copy of the current maintenance contract and all documentation and service records pertaining to such equipment. The service contract shall include the changing of filters at the intervals recommended by the equipment manufacturer or maintenance contractor.

     8.3 PERFORMANCE OF WORK. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord, which consent shall not be unreasonably withheld. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Premises, the Building or the components thereof.

     8.4 MECHANIC'S LIENS. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of filing thereof to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor.

     8.5 UTILITIES. Tenant shall obtain and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with all taxes, penalties, surcharges, and maintenance charges pertaining thereto. Landlord shall not be liable for any interruption or failure of utility service to the Premises unless caused by Landlord's affirmative acts or gross negligence. Any amounts payable by Tenant under this Section shall be due within ten (10) days after Landlord has invoiced Tenant therefor.

     9. USE. Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises (except that Landlord shall be responsible for compliance with any Laws to the extent the Premises or Building are not in compliance with any such Laws as of the Commencement Date as long as such noncompliance is not caused by the installation or existence of the Work set forth in Exhibit D). To the best of Landlord's knowledge, and without any duty to investigate, as of the date of execution of this Lease, the condition of the Building complies with all applicable Laws. The Premises shall not be used for any use which is illegal, creates extraordinary fire hazards, or, except as set forth below, results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials. If, because of a Tenant Party's acts, the rate of insurance on the Building or its contents increases, then Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

     10.  ASSIGNMENT AND SUBLETTING.

          10.1 TRANSFERS. Except as provided in Section 10.7, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in this Section 10.1 being a "TRANSFER"). A transfer of a public company's stock shall not be considered a Transfer.

          10.2 CONSENT STANDARDS. Landlord shall not unreasonably withhold or delay its consent to any assignment or subletting of the Premises, provided that the proposed transferee (i) submits to Landlord financial statements showing a financial condition that, in Landlord's reasonable judgment, indicates the transferee will be able to perform Tenant's obligations under the Lease, (ii) has a good reputation in the business community, (iii) will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing), (iv) is not a governmental entity, or subdivision or agency thereof, and (v) is not a person or entity with whom Landlord is negotiating to lease space in the Building.

          10.3 REQUESTS FOR CONSENT. If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character.

          10.4 CONDITIONS TO CONSENT. Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $750.00 to defray Landlord's expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys' fees incurred in connection with considering any request for consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. Landlord's consent to a Transfer shall not release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. This Section 10.4 does not, and shall not be construed to, create any rights in favor of any third parties.

          10.5 CANCELLATION. With regard to, and only with regard to, a submission by Tenant of a written request for Landlord's consent to an assignment or subletting of the entire Premises for the balance of the then remaining Term, Landlord may, within thirty (30) days after submission of Tenant's written request, cancel this Lease as of the date the proposed Transfer is to be effective. If Landlord sends written notice of cancellation to Tenant during the thirty day period, Tenant may withdraw its request for Landlord's consent by delivering to Landlord within ten (10) days after receipt of Landlord's cancellation notice, a written withdrawal of Tenant's request. If Tenant does not withdraw its request, then this Lease shall cease for the entire Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date. Thereafter, Landlord may lease the Premises to the prospective transferee (or any other person) without liability to Tenant.

          10.6 ADDITIONAL COMPENSATION. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of (1) all compensation received by Tenant for a Transfer less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, tenant finish work, legal fees, advertising costs and the like) over (2) the Rent allocable to the portion of the Premises covered thereby. This Section 10.6 shall not apply to Permitted Transfers pursuant to Section 10.7.

          10.7 PERMITTED TRANSFERS. Notwithstanding Section 10.1, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "PERMITTED TRANSFER") to the following types of entities (a "PERMITTED TRANSFEREE") without the written consent of Landlord:

               10.7.1 An Affiliate of Tenant;

               10.7.2 Any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

               10.7.3 Any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, or the Landlord. At least thirty (30) days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with copies of the instrument effecting any of the foregoing Transfers and documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. "TANGIBLE NET WORTH" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to Landlord's prior written consent (which Landlord may grant or deny in its reasonable discretion).

     11.  INSURANCE; WAIVERS; SUBROGATION; INDEMNITY.

          11.1 INSURANCE. Tenant shall maintain throughout the Term the following insurance policies: (1) commercial general liability insurance in amounts of $3,000,000.00 per occurrence, or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents and their respective Affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) insurance covering the full value of Tenant's property and improvements, and other property (including property of others) in the Premises, (3) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability is not already included in Tenant's commercial general liability insurance policy), (4) worker's compensation insurance, and (5) business interruption insurance. Tenant's insurance (except for the business interruption insurance) shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

          11.2 WAIVER OF NEGLIGENCE; NO SUBROGATION. Landlord and Tenant each waives any claim it might have against the other for any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property (a "LOSS"), to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant's waiver, is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

            11.3 INDEMNITY. Subject to Section 11.2, Tenant shall protect, defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys' fees) arising from (1) any Loss arising from any occurrence on the Premises, or (2) Tenant's failure to perform its obligations under this Lease, even though caused or alleged to be caused by the negligence or fault of Landlord or its agents (other than a Loss arising from the sole or gross negligence or willful misconduct of Landlord or its agents), and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents. This indemnity is intended to indemnify Landlord and its agents against the consequences of their own negligence or fault as provided above when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant. Subject to Section 11.2, Landlord shall protect, defend, indemnify and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments and expenses (including reasonable attorney fees) for any Loss arising from any occurrence in the Building's common areas, even though caused or alleged to be caused by the negligence or fault of Tenant or its agents (other than a Loss arising from the sole or gross negligence or willful misconduct of Tenant or its agents), and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Tenant or its agents. This indemnity is intended to indemnify Tenant and its agents against the consequences of their own negligence when Tenant or its agents are jointly, comparatively, contributively, or concurrently negligent with Landlord. The indemnities set forth in this Section 11.3 shall survive termination or expiration of this Lease, and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel reasonably satisfactory to the indemnified party.

            11.4 LANDLORD'S INSURANCE. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) fire and extended risk insurance covering the Building's replacement value, and
(2) commercial general liability insurance in an amount of not less than Three Million Dollars ($3,000,000.00). The cost of all insurance carried by Landlord with respect to the Building shall be included in Operating Costs.

      12.   SUBORDINATION ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE.

            12.1 SUBORDINATION. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a "MORTGAGE"), or any ground lease, master lease, or primary lease (each, a "PRIMARY LEASE"), that now covers all or any part of the Premises (the Mortgagee under any such Mortgage or the lessor under any such Primary Lease is referred to herein as a "LANDLORD'S MORTGAGEE"). Landlord shall obtain a Subordination, Non-Disturbance, Attornment Agreement from the current Landlord's Mortgagee on a form provided by such Mortgagee and reasonably acceptable to Tenant within sixty (60) days after the Commencement Date. As a condition of this Lease being subordinate to any future Mortgage or Primary Lease covering all or any part of the Premises, Landlord shall obtain a Subordination, Non-Disturbance, Attornment Agreement from such future Landlord's Mortgagee within sixty (60) days after full execution of the applicable Mortgage or Primary Lease. Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing.

            12.2 ATTORNMENT. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

          12.3 NOTICE OF LANDLORD'S MORTGAGEE. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee sixty
(60) days to perform Landlord's obligations hereunder (or such longer time as may be reasonably required to cure such default, provided Landlord's Mortgagee commences such cure within such sixty (60) day period and thereafter diligently prosecutes the same to completion).

          12.4 LANDLORD'S MORTGAGEE'S PROTECTION PROVISIONS. If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

     13. RULES AND REGULATIONS. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are generally applicable to all similar tenants of the Building, will not unreasonably interfere with Tenant's use of the Premises, do not increase Tenant's obligations under the Lease, and are enforced by Landlord in a nondiscriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

     14.  CONDEMNATION.

          14.1 TOTAL TAKING. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "TAKING"), this Lease shall terminate as of the date of the Taking.

          14.2 PARTIAL TAKING-TENANT'S RIGHTS. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

          14.3 PARTIAL TAKING-LANDLORD'S RIGHTS. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14.2. A "material portion" for purposes of this Section 14.3 shall mean only a significant part of the Parking Area or any portion of the Building's Structure.

            14.4 AWARD. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemner for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

      15.   FIRE OR OTHER CASUALTY.

            15.1 REPAIR ESTIMATE. If the Premises or the Building are damaged by fire or other casualty (a "CASUALTY"), Landlord shall, within seventy (70) days after such Casualty, deliver to Tenant a good faith estimate (the "DAMAGE NOTICE") of the time needed to repair the damage caused by such Casualty.

            15.2 TENANT'S TERMINATION OPTION. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty, and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the Casualty (the "REPAIR PERIOD"), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

            15.3 LANDLORD'S TERMINATION OPTION. If a Casualty damages the Premises or a material portion of the Building, and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

            15.4 REPAIR OBLIGATION. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall only be required to reconstruct the Premises to the extent of any improvements existing therein on the date of the damage that were installed by Landlord as part of Landlord's Work (if any) described in Exhibit D ("LANDLORD'S CONTRIBUTION"). Tenant shall be responsible for repairing or replacing its furniture, equipment, fixtures and other improvements which Landlord is not obligated to restore, and shall use the proceeds of its insurance for such purpose. Tenant shall pay the difference between the total cost of reconstructing the Premises and Landlord's Contribution ("TENANT'S CONTRIBUTION"). Prior to Landlord's commencement of reconstruction, Tenant shall place Landlord's estimate of Tenant's Contribution in escrow with Landlord (or furnish Landlord other commercially reasonable assurances of payment thereof).

            15.5 ABATEMENT OF RENT. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be).

      16. PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request, the part of such taxes for which Tenant is primarily liable hereunder, however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of lien or other cloud on Landlord's title to the Building or of loss or seizure of the Building or interest of Landlord therein.

     17. EVENTS OF DEFAULT. Each of the following occurrences shall be an "EVENT OF DEFAULT."


         17.1 PAYMENT DEFAULT. Tenant's failure to pay Rent within five (5) days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section 17.1 on one occasion during the twelve (12) month interval preceding such failure by Tenant;

         17.2 ABANDONMENT. Tenant (1) abandons or vacates the Premises or any substantial portion thereof, or (2) fails to continuously operate its business in the Premises;

         17.3 ESTOPPEL. Tenant fails to provide any estoppel certificate after Landlord's written request therefor pursuant to Section 25.5 and such failure shall continue for five (5) days after Landlord's second written notice thereof to Tenant;

         17.4 OTHER DEFAULTS. Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than thirty (30) days after Landlord has delivered to Tenant written notice thereof (any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law); and

         17.5 INSOLVENCY. The filing of a petition by or against Tenant (the term "TENANT" shall include, for the purpose of this Section 17.5, any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within ninety (90) days after the filing thereof

     18. REMEDIES. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take one or more of the following actions each and all of which shall be cumulative and non-exclusive, without notice or demand whatsoever.

         18.1 TERMINATION. Terminate this Lease in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor, and Landlord may recover from Tenant the following:

              18.1.1 The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

              18.1.2 The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

               18.1.3 The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

               18.1.4 Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

               18.1.5 At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

     The term "rent" as used in this Section 18.1 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant, pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections
18.1.1 and 18.1.2 above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 5 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 18.1.3 above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          18.2 ENFORCEMENT OF LEASE. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

          18.3 SUBLESSEES OF TENANT. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Section 18, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

          18.4 EFFORTS TO RELET. For the purposes of this Section 18, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

     19.  PAYMENT BY TENANT; NON-WAIVER.

          19.1 PAYMENT BY TENANT. Upon any Event of Default, Tenant shall pay to Landlord all reasonable costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property,
(3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state where the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

          19.2 NO WAIVER. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlords rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

     20.  [INTENTIONALLY DELETED]

     21. SURRENDER OF PREMISES. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials place on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord's option, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, cabling, and furniture as Landlord may request, provided such request was made (i) at the time Landlord gave its consent to such alterations, additions or improvements, or (ii) at any time if consent to such alterations, additions or improvements was required but not obtained; however, Tenant shall not be required to remove any addition or improvement to the Premises if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the end of the Term.

     22. HOLDING OVER. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Landlord shall pay, in addition to the other Rent, a daily Basic rent equal to one hundred fifty percent (150%) of the daily Basic Rent payable during the last month of the Term, and (b) Tenant shall continue to be subject to all of the conditions and covenants of this Lease. The provisions of this
Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, (including reasonable attorney fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

     23. CERTAIN RIGHTS RESERVED BY LANDLORD. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

          23.1 BUILDING OPERATIONS. to decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and driveways, corridors, elevators, stairs, restrooms, or other public parts of the Building.

          23.2 SECURITY. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time; and

          23.3 PROSPECTIVE PURCHASERS AND LENDERS. To enter the Premises at all reasonable hours under reasonable and promptly furnished escort by Tenant or its agents or employees to show the Premises to prospective purchasers, or lenders (after giving Tenant reasonable notice thereof, which may be oral notice; and

          23.4 PROSPECTIVE TENANTS. At any time during the last six (6) months of the Term, or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

     24.  [INTENTIONALLY DELETED]

     25.  MISCELLANEOUS.

          25.1 LANDLORD TRANSFER. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord's obligations hereunder in writing.

          25.2 LANDLORD'S LIABILITY. The liability of Landlord (and its partners, shareholders, or members) to Tenant (or any person or entity claiming by, through or under Tenant), for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises shall be limited to Tenant's actual direct, but not consequential damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders, or members) shall not be personally liable for any deficiency.

          25.3 FORCE MAJEURE. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

          25.4 BROKERAGE. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Landlord's Broker (Commercial Property Services Company -- J. Houston/K. Felder/Bart Edises), and Tenant's Broker (Colliers International -- S. Gibson/C. Rotwein), whose commission shall be paid by Landlord pursuant to a separable agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

          25.5 ESTOPPEL CERTIFICATES. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord's Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F.

          25.6 NOTICES. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended address, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

          25.7 SEPARABILITY. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

          25.8 AMENDMENTS; AND BINDING EFFECT. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

          25.9 QUIET ENJOYMENT. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

          25.10 NO MERGER. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

          25.11 NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

          25.12 Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

          25.13 WAIVER OF JURY TRIAL. To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

          25.14 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

            25.15 JOINT AND SEVERAL LIABILITY. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease. All unperformed obligations of Tenant at the end of the Term shall survive.

            25.16 FINANCIAL REPORTS. Within fifteen (15) days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's Mortgagee or prospective Mortgagees or purchasers of the Building, (2) in litigation between Landlord and Tenant, or
(3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 25.16 more than once in any twelve (12) month period unless (i) requested by Landlord's Mortgagee or a prospective buyer or lender of the Building, or (ii) an Event of Default occurs.

            25.17 LANDLORD'S FEES. Whenever Tenant requests Landlord to take any action not required of it hereunder, or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred in reviewing the proposed action or consent, including reasonable attorneys', engineers' or architects' fees, within thirty (30) days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

            25.18 ATTORNEY FEES. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorney fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

            25.19 TELECOMMUNICATIONS. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building, for the installation and operation of telecommunications systems including voice, video, data, Internet and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems ("TELECOMMUNICATIONS SERVICES"), for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing to the contrary, Landlord hereby consents to the routine installation and maintenance of typical phone, telecommunications and computer cabling in the Premises by Tenant, but only to the extent such installation and maintenance does not adversely affect the Building's Structure. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord's policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

            25.20 CONFIDENTIALITY. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone (other than Tenant's accountants in connection with the preparation of Tenant's financial reports, and potential assignees, sublessees, lenders, investors in or purchasers of Tenant who shall agree to keep same confidential), by any manner or means, directly or indirectly, without Landlord's prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

            25.21 HAZARDOUS MATERIALS. The term "HAZARDOUS MATERIALS" means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Building. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Building except in a manner and quantity necessary for the ordinary performance of Tenant's business, and then in compliance with all Laws. If Tenant breaches its obligations under this
Section 25.21, Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant's use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees and cost of clean up and remediation) arising from Tenant's failure to comply with the provisions of this Section 25.21. This indemnity provision shall survive termination or expiration of the Lease.

            25.22 SIGNAGE. Tenant shall have the right, at Tenant's sole cost and expense, to install signage identifying Tenant on the Building and on the existing monument sign for the Building, or on a new monument sign constructed by Tenant, subject to this Section 25.22. Tenant shall not erect or maintain any other temporary or permanent sign on or about the Premises, or the Building, or visible from the exterior, without obtaining prior written approval from Landlord, which shall not be unreasonably withheld or delayed. Any request for approval of a sign shall be made in such detail as Landlord shall request. All signs, whether erected by Landlord or Tenant, shall conform to Landlord's building standard signage and to all Laws, ordinances, rules, regulations, permits, covenants, conditions, restrictions, and easements pertaining to signs. In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant. Tenant shall remove all approved signs which it has erected upon the termination of the Lease and repair all damage caused by such removal.

            25.23 PARKING. Tenant shall have the exclusive use of all of the parking spaces in the parking garage/area associated with the Building (the "PARKING AREA") during the Term free of charge and subject to such reasonable terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area.

            25.24 RECORDING. Tenant shall not record this Lease or a memorandum thereof without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord.

            25.25 AUTHORITY. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the State in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the State in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

            25.26 LIST OF EXHIBITS. All exhibits and attachments attached hereto are incorporated herein by this reference.

                  Exhibit A    Outline of Premises
                  Exhibit A-1  Building
                  Exhibit B    Description of Land

               Exhibit C      Building Rules and Regulations
               Exhibit D      Work Letter Agreement
               Exhibit D-1    Space Plans
               Exhibit E      Amendment No. 1
               Exhibit F      Form of Tenant Estoppel Certificate

     26.  EXTENSION OPTION.

          26.1 GRANT OF OPTION. Provided no Event of Default exists at the time of each such election, and Tenant has failed to cure same within all applicable cure periods, and Tenant is occupying seventy-five percent (75%) or more of the entire Premises upon the commencement of each Extension Term, Tenant may renew this Lease for two (2) additional periods of sixty (60) months each, (each, an "EXTENSION TERM"), by delivering written notice of the exercise thereof to Landlord not earlier than twelve (12) months nor later than nine (9) months before the expiration of the then Term.

          26.2 BASIC RENT. The Basic Rent payable for each month during each Extension Term shall be the prevailing rental rate (the "PREVAILING RENTAL RATE"), at the commencement of such Extension Term, for renewals of space of equivalent quality, size, utility and location; the length of the Extension Term and the credit standing of Tenant shall be taken into account and yearly increases in the rental rate shall be included. Notwithstanding the foregoing to the contrary, in no event shall the Prevailing Rental Rate be less than the Basic Rent payable hereunder for the Premises for the twelve (12) month period immediately preceding commencement of the applicable Extension Term. Within thirty (30) days after receipt of Tenant's notice to renew for the Extension Term, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate for the applicable Extension Term and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within ten (10) days after receipt of Landlord's notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord's determination of the Prevailing Rental Rate, then, on or before the commencement date of the applicable Extension Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

          (a) Basic Rent shall be adjusted to the Prevailing Rental Rate for such Extension Term;

          (b) After exercising both options granted herein, Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and

          (c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

     For either Extension Term, if Tenant disagrees with Landlord's determination of the Prevailing Rental Rate for such Term, Tenant may, but only within ten (10) days after receipt of Landlord's notice, require by written notice to Landlord that the determination of the Prevailing Rental Rate be made by brokers. In such event, within ten (10) days thereafter, each party shall select a qualified commercial real estate broker with at least ten (10) years experience in appraising property and buildings in the city or submarket in which the Premises are located. The two brokers shall give their opinion of the Prevailing Rental Rate within twenty (20) days after their retention. In no event, however, shall the Prevailing Rental Rate in each Extension Term be less than the Basic Rent payable for the twelve (12) month period immediately preceding the commencement of the applicable Extension Term, with yearly increases in the rental rate during each such Term. In the event the opinions of the two brokers differ and, after good faith efforts over the succeeding twenty
(20) day period, they cannot mutually agree, the brokers shall immediately and jointly appoint a third broker with the qualifications specified above. This third broker shall immediately (within five (5) days) choose either the determination of Landlord's broker or of Tenant's broker and such choice of this third broker shall be final and binding on Landlord and Tenant. Each party shall pay its own costs for its real estate broker. The parties shall equally share the costs of any third broker. The parties shall immediately confirm the Extension Term, Basic Rent and any other terms and conditions so determined, in writing.

          26.3 TERMINATION OF OPTION. Tenant's rights under this Section 26 shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) except as a Permitted Transfer, Tenant assigns any of its interest in this Lease or, as of the Commencement Date of each Extension Term, has sublet twenty-five percent (25%) or more of the Premises, in total, under one or more subleases to one or more subtenants in one or more transactions, (3) Tenant fails to timely exercise its option under this Section 26, time being of the essence with respect to Tenant's exercise thereof, or (4) Landlord determines, in its sole but reasonable discretion, that Tenant's financial condition has materially deteriorated since the date of this Lease.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

          Dated as of the date first above written.

TENANT:                                 BEYOND.COM, a Delaware corporation

                                        By: /s/ GARRY STAUBER
                                           ------------------------------------
                                        Name: Garry Stauber
                                             ----------------------------------
                                        Title: Director of HR
                                              ---------------------------------


                                        By: /s/ MICHAEL G. PRAISNER
                                           ------------------------------------
                                        Name: Michael G. Praisner
                                             ----------------------------------
                                        Title: CFO
                                              ---------------------------------


LANDLORD:                               WMP II REAL ESTATE LIMITED
                                        PARTNERSHIP, a Delaware limited
                                        partnership

                                        By: WMP II GEN-PAR, INC.,
                                            a Delaware limited partnership

                                        By: /s/ NANCY M. HAAG
                                           ------------------------------------
                                        Name: Nancy M. Haag
                                        Title: Assistant Vice President

                                   EXHIBIT A

                              OUTLINE OF PREMISES





                              [LAYOUT OF PREMISES]




                            3200 PATRICK HENRY DRIVE
                                  SANTA CLARA

                                  EXHIBIT A-1

                                    BUILDING





                              [LAYOUT OF BUILDING]

                                   EXHIBIT B

                               DESCRIPTION OF LAND




                              SAN VALENTE BUILDING
                            3200 Patrick Henry Drive
                             Santa Clara, CA 95054


All that certain Real Property in the City of Santa Clara, County of Santa Clara, described as follows:

All of Parcel 15, as shown upon that certain Map entitled, Parcel Map being a Resubdivision of Parcels 1, 3, 4, 5 & 9 and Areas A, B & D as shown on Parcel Map 3399 recorded in Book 368 of Maps at Pages 36 & 37 Santa Clara County Records, which Map was filed for Record in the Office of the Recorder of the County of Santa Clara, State of California, on December 29, 1976 In Book 385 of Maps, at Pages 4 and 5.

                                   EXHIBIT C

                         BUILDING RULES AND REGULATIONS

     The following rules and regulations shall apply to the Premises, the Building and the appurtenances thereto:

     1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

     2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invites, shall be paid by such tenant.

     3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures or other similar items on the Premises' interior walls) shall be driven or inserted in any part of the Building except by Building maintenance personnel. Except as consented to in writing by Landlord or in accordance with Tenant's building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors, or windows which might appear unsightly from outside the Premises.

     4. Landlord will furnish Tenant, free of charge, with two keys to Tenant's suite entrance. Landlord may make a reasonable charge for any additional keys and for having any locks changed. Tenant shall not make or have made additional keys without Landlord's prior written consent, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without Landlord's prior written consent. Tenant shall deliver to Landlord upon termination of its tenancy, the keys to all locks for doors on the Premises, and in the event of loss of any keys furnished by Landlord, shall pay Landlord therefor.

     5. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions for their installation.

     6. Tenant shall not use or keep in the Premises any toxic or hazardous materials, or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of improper, objectionable or unpleasant noise, odors, or vibrations. No animal except seeing-eye dogs when in the company of their masters may be brought into or kept in the Building.

     7. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

     8. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

     9. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. Tenant shall not leave vehicles in the Building parking areas overnight, or park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven, non-motor driven bicycles, or four wheel drive trucks. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a "boot" on the vehicle to immobilize it and may levy a charge of $50.00 to remove the "boot". Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

     10. Landlord may waive any one or more of these rules and regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the rules and regulations in favor of tenant or any other Tenant, nor prevent Landlord from thereafter enforcing the rules and regulations against any or all of the tenants of the Building.

                                   EXHIBIT D

                  TENANT FINISH-WORK: LANDLORD BUILDS TO PLANS

WORK TO BE PERFORMED BY LANDLORD:

     1. Except as otherwise provided in Section 7.1, and except as set forth in this Exhibit, Tenant accepts the Premises in their "AS-IS" condition on the date that this Lease is entered into.

     2. On or before the execution of this Lease, Landlord and Tenant have approved a space plan depicting improvements to be installed in the Premises, a copy of which is attached hereto as Exhibit D-1 (the "SPACE PLANS"). The Space Plans describe the following work to be performed by Landlord at Landlord's sole cost and expense:

                             Interior Improvements

     1. Replacing existing carpet with new 28 ounce Building standard carpet in a color chosen by Tenant on existing flooring.

     2. Repair and touch-up paint on all interior walls in a color to match the existing paint.

     3.   First Floor

          a) Lobby

               i) Remove two doors (one door to conference room and one door to the hallway) and seal the two doorways.

               ii) Remove double doors in front of stairwell and remove wall that extends back towards elevators.

               iii)  Relocate existing conference room door.

               iv)   Open above balcony area (not shown on Exhibit D-1).

          b) Back Office Area

               i)    Remove one office.

               ii) Install two (2) store front glass panels with double doors, contingent upon the structural capacity of the Building.

               iii)  Install glass double doors on backside of the Building.

               iv) Replace existing grade level door (in room with VCT) with glass store front.

               v) Install ten (10) 4'x8' skylights. Location to be mutually agreed upon between Landlord and Tenant.

               vi) Remove one or two of the office wings in the rear office area, upon Tenant's decision which will be made and given to Landlord within five (5) days after execution of this Lease.

               vii) Create a lunch room, including removal of three (3) walls and installation of VCT flooring.

                     a) Install three 15' long by 30" deep by 36" high, formica counters with upper and lower malamean, white storage cabinets, and one (1) three sided basin sink with standard plumbing fixtures.

          4)   Second Floor

               a)  Remove doors and walls.

                             Exterior Improvements

          1) Repair all damaged wood sidings, holes, etc., and touch-up paint to the exterior of Building.

          2) Remove storage shed to provide additional parking. Awnings, pillars, and ramp to remain; however, the existing concrete will be ramped to parking lot level.

          3) Remove masonry wall and concrete curb next to the existing double doors on the backside of the Building.

          4)   Patio Area (on the south side of the Building):

               a)  Fence entire area with fencing matching the existing fence.

               b)  Pour additional concrete to raise level.

               c)  Improve landscaping.

          5)   Pour concrete ramp on the north side of the Building.


          6) Add one mercury vapor exterior standard light with triple or quad fixtures and replace existing exterior light fixtures with larger power pacs, to the mutual satisfaction of both parties.

          3. If any of Tenant's proposed construction work will affect the Building's HVAC, electrical, mechanical, or plumbing systems, then any working drawings pertaining thereto must be approved by the Building's engineer of record. As used herein, "WORK" shall mean all improvements to be constructed in accordance with and as indicated on the Space Plans. All changes in the Work requested by Tenant must receive the reasonable prior written approval of Landlord, and Landlord shall, upon approval, use all reasonable efforts to advise Tenant whether or not such change is likely to result in one or more Tenant Delay Days. Landlord shall cause the Work to be performed in accordance with the Space Plans. The Work shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld.

          4. If a delay in the performance of the Work occurs (a) because of any change by Tenant to the Space Plans or the Working Drawings, (b) because of any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials, or (c) if Tenant otherwise delays completion of the Work (each day of delay caused by any such event shall be a "TENANT DELAY DAY"), then, notwithstanding any provision to the contrary in this Lease, Tenant's obligation to pay Rent hereunder shall commence on the date the Work is substantially completed less the number of Tenant Delay Days, which date shall be the Commencement Date. Landlord shall use reasonable efforts to notify Tenant each time Landlord believes Tenant is causing a delay that is likely to result in one or more Tenant Delay Days. If the Premises are not ready for occupancy and the Work is not substantially completed (as reasonably determined by Landlord) on the scheduled Commencement Date for any reason other than the reasons specified in the immediately preceding sentence, then the obligations of Landlord and Tenant shall continue in full force and Rent shall be abated until the date the Work is substantially completed and the Premises are tendered to Tenant, which date shall be the Commencement Date.

     5. Landlord shall bear the entire cost of performing the Work depicted on the Space Plans initially submitted to and approved by Landlord. Tenant shall bear the entire additional costs incurred by Landlord in performing the Work because of an event specified in clause 4(a), 4(b) or 4(c) of this Exhibit. Tenant shall pay Landlord an amount equal to fifty percent (50%) of the estimated additional costs of any change to the Space Plans or the Working Drawings at the time of such change; Tenant shall pay to Landlord the remaining portion of additional costs incurred in performing the Work because of an event specified in clauses 4(a), 4(b) or 4(c) of this Exhibit upon substantial completion of the Work. In consideration for Landlord's management and supervision for services performed in connection with clauses 4(a), 4(b) or 4(c), Tenant shall pay to Landlord a construction management fee equal to five percent of the additional costs specified in this Section 4.

     6. To the extent not inconsistent with this Exhibit, Section 8.1 of this Lease shall govern the performance of the Work and Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

TENANT WORK:

     1. In connection with its occupancy of the Premises, Tenant intends to install in the Premises cubicles in the manner and locations designated on a Furniture Plan to be prepared by Tenant. Landlord hereby approves of such Furniture Plan and consents to Tenant's installation of such cubicles so long as Landlord reasonably approves Tenant's Furniture Plan prior to such installation, and such installation is in accordance with all applicable Laws.

                                  EXHIBIT D-1

                                  SPACE PLANS

                                   EXHIBIT E

                                AMENDMENT NO. 1

     This Amendment No. 1 (this "AMENDMENT") is executed as of ___________, 1999 between WMP II REAL ESTATE LIMITED PARTNERSHIP a Delaware limited partnership ("LANDLORD"), and BEYOND.COM, a Delaware corporation ("TENANT"), for the purpose of amending the Lease Agreement between Landlord and Tenant dated August 27, 1999 (the "LEASE"). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

                                   AGREEMENTS

     For value consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

     1. CONDITION OF PREMISES. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects, and Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

     2. COMMENCEMENT DATE. The Commencement Date of the Lease is __________. If the Commencement Date set forth in the Lease is different than the date set forth in the preceding sentence, then the Commencement Date as contained in the Lease is amended to be the Commencement Date set forth in the preceding sentence.

     3. EXPIRATION DATE. The Term is scheduled to expire on _______________. If the scheduled expiration date of the initial Term as set forth in the Lease is different than the date set forth in the preceding sentence, then the scheduled expiration date as set forth in the Lease is hereby amended to the expiration date set forth in the preceding sentence.

     4. CONTACT NUMBERS. Tenant's telephone number in the Premises is ______. Tenant's telecopy number in the Premises is ___________.

     5. RATIFICATION. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, the Lease is and remains in good standing and in full force and effect, and Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

     6. BINDING EFFECT; GOVERNING LAW. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises is located.

     7. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

     Executed as of the date first written above.

TENANT:                       BEYOND.COM, a Delaware corporation


                              By:
                                     -------------------------------------
                              Name:
                                     -------------------------------------
                              Title:
                                     -------------------------------------



                              By:
                                     -------------------------------------
                              Name:
                                     -------------------------------------
                              Title:
                                     -------------------------------------

LANDLORD                      WMP II REAL ESTATE LIMITED
                              PARTNERSHIP, a Delaware limited partnership


                              By:    WMP GEN-PAR, INC., a Delaware
                                     corporation, General Partner


                              By:
                                     -------------------------------------
                              Name:  Nancy M. Haag
                              Title: Assistant Vice President

                                   EXHIBIT F

                      FORM OF TENANT ESTOPPEL CERTIFICATE


     The undersigned is the Tenant under the Lease (defined below) between WMP II REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership, as Landlord, and the undersigned as Tenant, for the Premises located in the building at 3200 Patrick Henry Drive, Santa Clara, California 95054, and hereby certifies as follows:

     1. The Lease consists of the original Lease Agreement dated as of August 27, 1999 between Tenant and Landlord and the following amendments or modifications thereto (if none, please state "none"):
                                                     --------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

The documents listed above are herein collectively referred to as the "LEASE" and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

     2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

     3. The term commenced on _____________, 199_ and the Term expires, excluding any renewal options, on _____________, 200_, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

     4. Tenant currently occupies the Premises described in the Lease and Landlord has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto, except as follows (if none, please state "none"):____________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________

     5. All monthly installments of Basic Rent and Additional Rent have been paid when due through __________. The current monthly installment of Basic Rent is $___________.

     6. To Tenant's best knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder, and Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder, except as follows (if none, please state "none"): ____________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________

     7. To Tenant's best knowledge, as of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease, except as follows (if none, please state "none"): ______________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________

     8. No rental has been paid more than thirty (30) days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

     9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

     10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

     11. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

     12. To Tenant's best knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full, except as follows (if none, please state "none"): _________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

     13. Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord's Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord's Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

     Executed as of ________________.


TENANT:                             BEYOND.COM, a Delaware corporation

                                    By:_____________________________________

                                    Name: __________________________________

                                    Title: _________________________________



                                    By:_____________________________________

                                    Name: __________________________________

                                    Title: _________________________________



                                       1